UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) March 15, 2006

, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation or organization)	Commission file number:	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

(615) 744-3700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), hereby amends this Current Report on Form 8-K, which was initially filed on March 17, 2006, to include the financial statements required by Item 9.01 hereof. These financial statements were intentionally omitted from the March 17, 2006 Current Report on Form 8-K due to the Company having not received the necessary information to file such financial statements on that date. These financial statements are filed as Exhibits 99.2 and 99.3 to this amendment of this Current Report on Form 8-K. Except for the filing of the financial statements required by Item 9.01 hereof, this Current Report on Form 8-K is not being amended or updated in any other manner.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 15, 2006, Pinnacle Financial Partners, Inc.’s (the “Company”) previously announced acquisition of Cavalry Bancorp, Inc. (“Cavalry”) became effective. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 30, 2005 (the “Merger Agreement”), Cavalry merged with and into the Company, with the Company continuing as the surviving corporation.

Cavalry is a bank holding company for Cavalry Banking, which is a community-oriented financial institution whose primary business is attracting deposits from the general public and using those funds to originate a variety of loans to individuals residing within its primary market area, and to businesses owned and operated by such individuals.

As a result of the Merger, the Company is issuing approximately 6.9 million shares of its common stock to the Cavalry shareholders. The Company will acquire any resulting fractional shares for cash based on the average of the closing sale prices of the Company’s common stock on The Nasdaq National Market for the five trading days immediately preceding March 15, 2006. The total value of the transaction was approximately $186 million, determined using the Company’s closing stock price of $27.11 per share on March 15, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the terms of the Merger Agreement, the Human Resources, Nominating and Compensation Committee of the Board of Directors has recommended and the Board of Directors has elected, effective as of March 15, 2006, Ed C. Loughry, Jr., James C. Cope and William H. Huddleston, IV to the Board of Directors. Mr. Loughry will serve as a Class III director and will be the Vice Chairman. Mr. Cope and Mr. Huddleston will serve as Class II directors.

Except to the extent the Merger Agreement requires that Mr. Loughry, Mr. Cope and Mr. Huddleston be added to the Board of Directors of the Company following consummation of the merger, neither Mr. Loughry, Mr. Cope nor Mr. Huddleston is a party to any arrangement or understanding with any person pursuant to which any one of them was elected as a member of the Board of Directors nor is any one of them a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 15, 2006, the Company issued a press release regarding the acquisition of Cavalry. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements of Cavalry as of and for the year ended December 31, 2005 are filed herewith as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(b) Pro Forma Financial Information.

The required pro forma financial information as of December 31, 2005 and for the twelve months ended December 31, 2005 is filed herewith as Exhibit 99.3 and is incorporated in its entirety herein by reference.

(d) Exhibits.

2.1*
Agreement and Plan of Merger dated as of September 30, 2005 by and between Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc. (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this agreement have been omitted from this filing) — incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2005.

23.1	Consent of Rayburn, Bates & Fitzgerald, P.C.

99.1*	Press release dated March 15, 2006, of Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc.

99.2	Audited consolidated financial statements of Cavalry Bancorp, Inc. as of and for the fiscal year ended December 31, 2005.

99.3	Unaudited condensed consolidated pro forma financial information as of December 31, 2005 and for the twelve months ended December 31, 2005.

_______________________

* Denotes documents previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2006		PINNACLE FINANCIAL PARTNERS, INC.
	By:	/s/ M. Terry Turner
M. Terry Turner
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number Description

2.1*
Agreement and Plan of Merger dated as of September 30, 2005 by and between Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc. (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this agreement have been omitted from this filing) — incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2005.

23.1	Consent of Rayburn, Bates & Fitzgerald, P.C.
99.1*	Press release dated March 15, 2006, of Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc.
99.2	Audited consolidated financial statements of Cavalry Bancorp, Inc. as of and for the fiscal year ended December 31, 2005.
99.3	Unaudited condensed consolidated pro forma financial information as of December 31, 2005 and for the twelve months ended December 31, 2005.

_______________________

* Denotes documents previously filed.